Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

GLOBAL TECH INDUSTRIES GROUP, INC.

As in effect on March 20, 2022

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		Page
	ARTICLE IX
	INDEMNIFICATION

9.1	Definitions	15
9.2	Indemnification of Directors and Officers	16
9.3	Indemnification of Non-Officer Employees	18
9.4	Determination	18
9.5	Advancement of Expenses to Directors Prior to Final Disposition	18
9.6	Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition	19
9.7	Contractual Nature of Rights	19
9.8	Non-Exclusivity of Rights	20
9.9	Insurance	20
9.10	Other Indemnification	20

	ARTICLE X
	FISCAL YEAR

10.	Fiscal Year	21

	ARTICLE XI
	CORPORATE SEAL

11.	Corporate Seal	21

	ARTICLE XII
	AMENDMENTS

12.	Amendments	21

	ARTICLE XIII
	COMMITTEES

13.1	Appointment	21
13.2	Authority	21
13.3	Tenure and Qualifications	21
13.4	Meetings	22
13.5	Quorum	22
13.6	Informal Action by a Committee	22
13.7	Vacancies	22
13.8	Resignations and Removal	22
13.9	Procedure	22

	ARTICLE IV
	EMERGENCY BYLAWS

14.	Emergency Bylaws	23

	ARTICLE XV
	NEVADA ANTI-TAKEOVER PROVISIONS

15.	Nevada Anti-Takeover Provisions	23

	ARTICLE XVI
	FORUM

15.	Exclusive Forum	24

CERTIFICATE		24

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ARTICLE I

OFFICES

1.1 Business Office. The principal office and place of business of Global Tech Industries Group, Inc. (the “Corporation”) shall be located at an address established by a resolution of the Board of Directors. Other offices and places of business may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require.

1.2 Registered Office. The registered office of the Corporation, required by the Nevada Revised Statutes to be maintained in the State of Nevada, may be, but need not be, identical with the principal office in the State of Nevada, and the address of the registered office may be changed from time to time by the Board of Directors in accordance with the procedures Set forth in the Nevada Revised Statutes.

ARTICLE II

SHARES AND TRANSFER OF SHARES

2.1 Regulation. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

2.2 Stock Certificates: Electronic mail (“email”), Facsimile, or other Digital Signatures and Validation.

(A) Every stockholder shall be entitled to have a certificate, signed by officers or agents designated by the Corporation for the purpose, certifying the number of shares owned by said stockholder in such Corporation.

(B) Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk and by a registrar, then an email, facsimile, or other digital signature of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures.

(C) In the event any officer who shall have signed, or whose email, facsimile, or other signature shall have been used on, any such certificate shall cease to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the Corporation.

2.3 Fractional Shares: The Corporation may, by resolution of the Board of Directors, fractionalize shares of its capital stock and deliver, consistent with applicable law, some or all of the fractional shares to any person otherwise entitled to become a holder of a fractional share.

2.4 Cancellation of Outstanding Certificates and Issuance of New Certificates: Order of Surrender: Penalties for Failure to Comply. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as hereinafter provided with respect to lost, stolen or destroyed certificates. When the certificate or Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason in the discretion of the Board of Directors, to cancel any outstanding certificate or shares and issue a new certificate therefore conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors. The duty of surrender of any outstanding certificates may also be enforced by action at law.

2.5 Lost, Stolen or Destroyed Certificates. Any stockholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of the fact and lodge the same with the Secretary of the Corporation, or if pursuant to Article 2.8, below, the Corporation’s transfer agent, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the Corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President or Chief Executive Officer of the Corporation), or in the case of a transfer agent, in such amount and pursuant to any and all other requirements of said transfer agent, a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate irate alleged to be lost, stolen or destroyed.

2.6 Transfer of Shares. Subject to the terms of any stockholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefore, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Nevada.

2.7 Restrictions on Transfer of Shares. Subject to the limitation imposed by Section 104.8204, Nevada Revised Statutes, a written restriction on the transfer or registration of transfer of a security of the Corporation may be enforced against the holder of the restricted security or any successor or transferee of the holder. A restriction on the transfer or registration of transfer of the securities of the Corporation may be imposed either by the Certificate of Incorporation, the Bylaws or by an agreement among any number of security holders or between one or more such holders and the Corporation. No restriction so imposed is binding with respect to securities issued prior to the adoption of the restriction, unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

2.8 Transfer Agent. Unless otherwise specified by the Board of Directors by resolution, the Secretary of the Corporation shall act as transfer agent of the certificates representing the shares of stock of the Corporation. The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a stock transfer book, the contents of which shall set forth among other things, the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to Article 3.8, the names and addresses of the stockholders as they appear in the stock transfer book shall be conclusive evidence as to who are the stockholders of record and as such entitled to receive notice of the meetings of stockholders; to vote at such meetings; to examine the list of the stockholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation. Each stockholder shall be responsible for notifying the Secretary, or if applicable, the Corporation’s transfer agent in writing of any change in his name or address and failure so to do will relieve the Corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stock transfer book.

2.9 Close of Transfer Book and Record Date. For the purpose of determining stockholders entitled to notice of, or to, vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, if any, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may prescribe a period not exceeding sixty (60) days prior to any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than sixty (60) days prior to the holding of any such meeting as the day as of which stockholders entitled to notice and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE III

STOCKHOLDERS AND MEETINGS

3.1 Stockholders of Record. Only stockholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any claims on the part of any other person, firm or Corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

3.2 Meetings. Meetings of stockholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Nevada, as specified from time to time by the Board of Directors. If the Board of Directors shall specify another location such change in location shall be recorded on the notice calling such meeting.

3.3 Annual Meeting. Except as permitted by the Nevada Revised Statutes, the annual meeting of stockholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on such date, and at such time and place as the Board of Directors shall designate by resolution at any time. If the election of directors shall not be held within the time period designated herein for any annual meeting of the stockholders, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient. Failure to hold the annual meeting at the designated time shall not cause a forfeiture or dissolution of the Corporation.

3.4 Special Meetings. Special meetings of the stockholders of the Corporation may be called by the Chairman or Vice Chairman, of the Board of Directors or the Board of Directors.

3.5 Actions at Meetings Not Regularly Called: Ratification and Approval. Whenever all stockholders entitled to vote at any meeting consent, either by (i) a writing on the records of the meeting or filed with the Secretary; or (ii) presence at such meeting and oral consent entered on the minutes; or (iii) taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excluded from the written consent or to the consideration of which no objection for want of notice is made at the time. If a meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid, and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders may be made by proxy or attorney, but all such proxies and powers of attorney must be in writing.

3.6 Notice of Stockholders’ Meeting: Signature: Contents, Service Waiver. The notice of stockholders meetings shall be in writing and signed by the Chairman, Vice Chairman, President or Chief Executive Officer , or the Secretary, or by such other person or persons as designated by the Board of Directors. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without the State of Nevada, where it is to be held. A copy of such notice shall be either delivered personally to, or shall be mailed postage prepaid to, or shall be emailed to, each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at their address as it appears on the records of the Corporation, and upon such mailing the service of any such notice shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. If emailed, notice shall be directed to a stockholder at their email address as it appears on the records of the Corporation, and upon such emailing, the service of any such notice shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited for electronic transmission to such stockholder. Personal delivery of any such notice to any officer of a Corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such Corporation, association or partnership. Notice duly delivered or mailed to a stockholder in accordance with the provisions of this section shall be deemed sufficient, and in the event of the transfer of his stock after such delivery or mailing and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting upon the transferee. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting. Such waiver shall be deemed equivalent to any notice required to be given pursuant to the Articles of Incorporation, the Bylaws, or the Nevada Revised Statutes.

3.7 Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by the written consent of the stockholders in lieu of a meeting, who hold that percentage of voting shares equivalent to the amount that would be necessary to take such action if voted upon by the stockholders at an annual or special meeting duly noticed and called in accordance with the Nevada Revised Statutes.

3.8 Voting Record. The Secretary, or if applicable, the Corporation’s transfer agent, having charge of the stock transfer books for shares of the Corporation, shall make, at least ten (10) days before such meeting of stockholders, a complete record of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation, whether within or without the State of Nevada, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof. The original stock transfer books shall be deemed prima facie evidence as to who are the stockholders entitled to examine the record or transfer books or to vote at any meeting of stockholders.

3.9 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by the Nevada Revised Statutes and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

3.10 Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

3.11 Stockholder’s Proxies. At any meeting of the stockholders of the Corporation, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

3.12 Voting of Shares. Unless otherwise provided by these Bylaws or the Articles of Incorporation, or the Nevada Revised Statutes, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

3.13 Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

3.14 Cumulative Voting. No stockholder shall be permitted to cumulate his votes unless required by law.

3.15 Stockholder Nominations and Proposals.

(A) No proposal for a stockholder vote (a “Stockholder Proposal”) shall be submitted to the stockholders of the Corporation unless the stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i) as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all information material thereto; (v) a description of all arrangements or understandings between the Proponent and any other Persons (including the names of such other Persons) in connection with the Stockholder Proposal and any material interest of the Proponent or such Persons in such Stockholder Proposal, and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the stockholders’ meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the officer who will preside at the meeting of the stockholders determines that the information provided in a Stockholder Proposal does not satisfy the requirements of this Article 3.15 or is otherwise not in accordance with applicable law, the Secretary of the Corporation shall promptly notify the Proponent of the deficiency in the notice.

Such Proponent shall have the opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Article 3.15 or is otherwise not in accordance with applicable law, then such Stockholder Proposal shall not be presented for action at the stockholders’ meeting in question.

(B) Only persons who are selected and recommended by the Board of Directors or the nominating committee thereof, or who are nominated by the stockholders in accordance with the procedures set forth in this Article 3.15, shall be eligible for election or qualified to serve as directors, unless otherwise required by applicable federal or state law. Nominations of individuals for election to the Board of Directors at any annual meeting or special meeting of the stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Article 3.15, except as may otherwise be provided in the Articles of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated (A) the name, date of birth, business address and residence address of such nominee; (B) the business experience during the past five years of such nominee, including his or her principal occupations or employment during such period, the name and principal business of any Corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and the level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer, or owner of 5% or more of any class of capital stock, partnership interests, or other equity interest of any Corporation, partnership or other entity; (D) any directorships held by such nominee in any Corporation ‘with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any Corporation registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding, or decree of any federal, state or other governmental entity, concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to the evaluation of the ability or integrity of the nominee; and (F) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (w) the name and business address of such person, (x) the name and business address of such Person as they appear on the books of the Corporation (if they so appear); (y) the class and number of shares of the Corporation which are beneficially owned by such Person, and (z) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, the officer shall so declare to the meeting and the defective nomination shall be disregarded.

(C) Nomination Notices and Stockholder Proposals must be delivered to the Secretary at the principal executive office of the Corporation or mailed and received at the principal executive offices of the Corporation (a) in the case of any annual meeting, 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date (or with respect to the first annual meeting of the Corporation under the laws of the State of Nevada), notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

ARTICLE IV

DIRECTORS, POWERS AND MEETINGS

4.1 Board Of Directors. The business and affairs of the Corporation shall be managed by a board of not less than five (5) nor more than nine (9) directors who shall be natural persons of at least 18 years of age but who need not be stockholders of the Corporation or residents of the State of Nevada and who shall be elected at the annual meeting of stockholders or some adjournment thereof. The number of directors as of the date of adoption of these bylaws shall be five (5). Directors shall hold office until the next succeeding annual meeting of stockholders and until their successors shall have been elected and shall qualify. The Board of Directors may increase or decrease the number of directors by resolution. No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of their term of office.

4.2 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not otherwise prohibited by the Nevada Revised Statutes, federal law, or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the Corporation. Any contract or conveyance, otherwise lawful, made in the name of the Corporation, which is authorized or ratified by the Board of Directors, or is done within the scope of the authority, actual or apparent, given by the Board of Directors, binds the Corporation, and the Corporation acquires rights thereunder, whether the contract is executed or is wholly or in part executory.

4.3 Performance Of Duties. A director of the Corporation shall perform their duties as a director, including their duties as a member of any committee of the board upon which they may serve, in good faith, in a manner they reasonably believe to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing their duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (A), (B), and (C) of this Article 4.3; but they shall not be considered to be acting in good faith if they have knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the Corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

(A) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(B) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons professional or expert competence; or

(C) A committee of the board upon which the director does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

4.4 Regular Meetings. A regular, annual meeting of the Board of Directors shall be held, either in person or telephonically,at a time and place designated by the Board of Directors, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

4.5 Special Meetings. Special meetings of the Board of Directors may be called by, or at the request, of the Chairman, Vice Chairman, President or Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either a physical location or by telephonic means, and either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

4.6 Presiding Officer. Meetings of the Board of Directors be presided over by the Chairman of the Board of Directors, if one is elected, or in their absence, the Vice Chairman of the Board of Directors, if one is elected, or if neither is elected or in their absence, a President. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting if the Chairman of the Board, the Vice Chairman of the Board or a President is unable to do so for any reason.

4.7 Notice. Written notice of any special meeting of directors shall be given as follows:

(A) By mail to each director at his business address at least three (3) days prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mall, so addressed, with postage thereon prepaid; or

(B) By personal delivery, or email, or telephone at least six (6) hours prior to the meeting to the business or email address or telephone number of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If notice be given by email or telephone, such notice shall be deemed to be delivered when the email is delivered or the telephone call is made to the recipient.

4.8 Waiver Of Notice. Whenever any notice is required to be given to directors, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

4.9 Participation by Electronic Means. Unless otherwise restricted, members of the Board of Directors or any committee thereof, may participate in a meeting of such board or committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

4.10 Quorum and Manner of Acting. A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the laws of the State of Nevada or by the Articles of Incorporation or these Bylaws.

4.11 Organization. The Chairman of the Board of Directors, or in their absence, the Vice Chairman, shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. The Board of Directors shall elect a Secretary or President to record the discussions and resolutions of all meetings.

4.12 Informal Action By Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, or the Nevada Revised Statutes, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if a written consent thereto is signed by all the members of the board or such committee. The Secretary shall cause such written consent to be filed with the records of the Corporation.

4.13 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors..

4.14 Compensation. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

4.15 Removal of Directors. Any director or directors of the Corporation may be removed from office at any time, with or without cause, by the vote or written consent of stockholders representing not less than a majority of the issued and outstanding capital stock of the Corporation entitled to voting power.

4.16 Resignations. A director of the Corporation may resign at any time by giving written notice to the Board of Directors, President, Chairman, Vice Chairman, Chief Executive Officer, or Secretary of the Corporation. The resignation shall take effect upon the date of receipt of such notice, or at such later time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires such acceptance to be effective.

ARTICLE V

OFFICERS

5.1 Number. The officers of the Corporation shall be a Chief Executive Officer, Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Secretary, Chief Financial Officer, Treasurer, and a registered agent, all of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

5.2 Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually, at the discretion of the Board of Directors, as needed. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until their death or until they shall resign or shall have been removed in the manner hereinafter provided.

5.3 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

5.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. In the event of absence or inability of any officer to act, the Board of Directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.

5.5 Powers. The officers of the Corporation, if an where duly elected, shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the Board of Directors.

(A) Chief Executive Officer and Vice Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision, direction and control over all of the business and affairs of the Corporation. The Chief Executive Officer shall, when present, and in the absence of a Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Unless otherwise provided by the Board of Directors, in the absence of the CEO, the Vice CEO and President, shall jointly preside, when present, at all meetings of the stockholders and the Board of Directors. The Vice CEO and President shall jointly have such other powers and shall perform such duties as the Chief Executive Office may have otherwise performed.

(C) Chairman and Vice Chairman. The Chairman of the Board shall, subject to the direction of the Board of Directors, preside over all meetings of stockholders. The Chairman shall also preside over, and set the agenda for meetings of the Board of Directors, create subcommittees for the Corporation, provide assessments to the Board of Directors regarding the performance of the Corporation, oversee officers’ work, provide recommendations, and consult for any outside boards or committees.

Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Vice Chairman shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

(D) President. The President shall, subject to the direction of the Board of Directors, have general supervision over the Corporation’s day-to-day business activities. If there is no Chairman of the Board or Vice Chairman of the Board, or if either is unavailable, unable, or refuses to act, the President shall preside, when present, at all meetings of stockholders and the Board of Directors, and perform all duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board or Vice Chairman of the Board.

(B) Vice President. If elected or appointed by the Board of Directors, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or Chief Executive Officer or in the event of his death, inability or refusal to act, perform all duties of the President or Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or Chief Executive Officer. Any Vice President may sign, with the Chief Financial Officer or Treasurer or an Assistant Chief Financial Officer or Treasurer or the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or Chief Executive Officer or by the Board of Directors.

(C) Secretary. The Secretary, or President, shall keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; sign with the Chairman or Vice Chairman of the Board of Directors, or the President or Chief Executive Officer, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to them by the President or the Chief Executive Officer or by the Board of Directors.

(D) Assistant Secretary. The Assistant Secretary, if elected, and when authorized by the Board of Directors, may sign with the Chairman or Vice Chairman of the Board of Directors or the President or the Chief Executive Officer or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. An Assistant Secretary, at the request of the Secretary, or in the absence or disability of the Secretary, also may perform all of the duties of the Secretary. An Assistant Secretary shall perform such other duties as may be assigned to him by the President or the Chief Executive Officer or by the Secretary.

(E) Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws, or by resolution of the Board of Directors; and keep accurate books of accounts of the Corporation’s transactions, which shall be the property of the Corporation. If there is not a Treasurer serving, these responsibilities shall be performed by the CEO, president and/or secretary as deemed appropriate by the Board of Directors.

(F) Chief Financial Officer. Chief Financial Officer shall render financial reports and statements of the condition of the Corporation when so requested by the Board of Directors or President or Chief Executive Officer. The Chief Financial Officer shall perform all duties commonly incident to their office and such other duties as may from time to time be assigned by the President or Chief Executive Officer or the Board of Directors. In the absence or disability of the President or Chief Executive Officer and Vice President or Vice Presidents, the Chief Executive Officer or Chief Financial Officer or Treasurer shall perform the duties of the President or Chief Executive Officer.

(F) Assistant Treasurer. An Assistant Treasurer may, at the request of the Treasurer or Chief Financial Officer, or in the absence or disability of the Treasurer or Chief Financial Officer, perform all of the duties of the Treasurer or Chief Financial Officer. They shall perform such other duties as may be assigned to them by the President or by the Treasurer or Chief Financial Officer.

5.6 Compensation. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the Board of Directors. The Board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable. No officer shall be prevented from receiving such salary by reason of the fact that they are also a director of the Corporation.

5.7 Bonds. If the Board of Directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

ARTICLE VI

DIVIDENDS

The Board of Directors from time to time may declare and the Corporation may pay dividends, in such amounts and in such manner as determined by the Board of Directors subject to applicable law and the Articles of Incorporation.

ARTICLE VII

FINANCE

7.1 Reserve Funds. The Board of Directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the Corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation, and for any other purpose.

7.2 Banking. The moneys of the Corporation shall be deposited in the name, or for the benefit, of the Corporation in such bank or banks or trust company or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person or persons as the Board of Directors, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall be authorized from time to time.

7.3 Brokerage Accounts. The Board of Directors may, by resolution, authorize two directors or officers of the Corporation to be joint signatories to an account opened for the purchase and sale of marketable securities held by the Corporation.

ARTICLE VIII

CONTRACTS, LOANS AND CHECKS

8.1 Execution of Contracts. Except as otherwise provided by statute or by these Bylaws, the Board of Directors may authorize any officer or agent of the Corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power to bind the Corporation for any purpose, except as may be necessary to enable the Corporation to carry on its normal and ordinary course of business.

8.2 Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper or other evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. When so authorized, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company, or institution, firm, Corporation, or individual. An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the Corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the Corporation as security for the payment of such loans. Such authority, in the Board of Directors discretion, may be general or confined to specific instances.

8.3 Checks. Checks, notes, drafts and demands for money or other evidence of indebtedness issued in the name of the Corporation shall be signed by such person or persons as designated by the Board of Directors and in the manner prescribed by the Board of Directors.

8.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE IX

INDEMNIFICATION

9.1 Definitions. For the purposes of this Article IX,

(A) “Corporate Status” describes the status of a person who is serving or has served (A) as a Director of the Corporation, (B) as an Officer of the Corporation, (C) as a Non-Officer Employee of the Corporation, or (D) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity for which such person is or was serving at the request of the Corporation. For purposes of this Article 9.1(A), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(B) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(C) “Disinterested Director” means, with respect to each proceeding (“Proceeding”) in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(D) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(E) “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(F) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(G) “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation;

(H) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) more than 50% of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) more than 50% of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

9.2 Indemnification of Directors and Officers. Subject to the operation of this Article IX of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada Revised Statutes, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in subsections (A) through (D) of this Article IX

(A) Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful

(B) Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Article IX Error! Reference source not found. in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(C) Survival of Rights. The rights of indemnification provided by this Article IX(B) shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(D) Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

9.3 Indemnification of Non-Officer Employees. Subject to the operation of Article IX, section 9.4 of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the BCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Article 9.3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of the Corporation.

9.4 Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article IX to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (i) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (ii) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (iii) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

9.5 Advancement of Expenses to Directors Prior to Final Disposition

(A) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these Bylaws.

(B) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article 5 shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation

(C) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the Nevada Revised Statutes.

9.6 Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(A) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(B) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the Nevada Revised Statutes.

9.7 Contractual Nature of Rights.

(A) The provisions of this Article IX shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article IX is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article IX nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article IX shall eliminate or reduce any right conferred by this Article IX in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

(B) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article IX shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(C) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the Nevada Revised Statutes.

9.8 Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article IX shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

9.9 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the Nevada Revised Statutes or the provisions of this Article IX.

9.10 Other Indemnification. The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article IX as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article IX owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be the year adopted by resolution of the Board of Directors.

ARTICLE XI

CORPORATE SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “CORPORATE SEAL.”

ARTICLE XII

AMENDMENTS

The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power may, at any annual or special meeting if notice of such alteration or amendment of the Bylaws is contained in the notice of such meeting, or by written consent in lieu of a meeting, adopt, amend, or repeal these Bylaws, and alterations or amendments of Bylaws made by the stockholders shall not be altered or amended by the Board of Directors.

The Board of Directors, by the affirmative vote of a majority of the whole Board, may adopt, amend, or repeal these Bylaws at any meeting or by written consent, except as provided in the above paragraph. Bylaws made by the Board of Directors may be altered or repealed by the stockholders.

ARTICLE XIII

COMMITTEES

13.1. Appointment. The Board of Directors by resolution adopted by a majority of the full Board, may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

13.2 Authority. Any committee, when in session, shall have and may exercise all of the authority granted to it by the Board of the Board of Directors

13.3 Tenure and Qualifications. Each member of a committee shall hold office until the next regular annual or special meeting of the Board of Directors following the designation of such member, and until his successor is designated as a member of such committee and is elected and qualified. Members of committees may also be elected and removed at any time by a resolution duly adopted by a majority of the full Board of Directors of the Corporation.

13.4 Meetings. Regular meetings of a committee may be held without notice at such time and places as the committee may fix from time to time by resolution. Special meetings of a committee may be called by any member thereof upon not less than six (6) hours’ notice stating the place, date, and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the committee at his business address, or deposited for electronic transmission via email . Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

13.5 Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and any action of such committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

13.6 Informal Action by a Committee. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee entitled to vote with respect to the subject matter thereof.

13.7 Vacancies. Any vacancy in a committee may be filled by a resolution duly adopted by a majority of the full Board of Directors.

13.8 Resignations and Removal. Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of a committee may resign from such committee at any time by giving written notice to the President, Chief Executive Officer or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

13.9 Procedure. A committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE XIV

EMERGENCY BYLAWS

The Emergency Bylaws provided in this Article XIV shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the Corporation or in the Nevada Revised Statutes. To the extent not inconsistent with the provisions of this article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative. During any such emergency:

(A) A meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(B) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

(C) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

(D) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

(E) No officer, director, or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct. No officer, director, or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the Bylaws then in effect.

(F) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

ARTICLE XV

NEVADA ANTI-TAKEOVER PROVISIONS

The Corporation and its shareholders shall be subject to the provisions of NRS 78.378 through 78.3793, except with respect to the issuance of any shares of the Corporation’s preferred stock which shall not be subject to such provisions. The shares of preferred stock so authorized in the Corporation’s Articles of Incorporation may be issued in series with such designations, limitations, rights, preferences, and privileges that the Board of Directors shall determine in its sole discretion.

ARTICLE XVI

FORUM

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for each of the following: (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or these By-laws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these By-laws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2. Actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, shall not be governed by this provision.

CERTIFICATE

I hereby certify that the foregoing Bylaws, consisting of 24 pages, including this page, constitute the Bylaws of Global Tech Industries Group, Inc., as in effect on March 20, 2022. ____.

/s/ Frank Benintendo
Frank Benintendo, Secretary

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